EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivCard Corp.

Fremont, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103247 and 333-117317) of ActivCard Corp. of our reports dated December 23, 2005, relating to the consolidated financial statements and the effectiveness of ActivCard Corp.’s internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP

San Francisco, CA

December 23, 2005